Exhibit 99.1
Evan Goldstein
Salesforce
Investor Relations
415-819-2987
evan.goldstein@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Strong Second Quarter Fiscal 2021 Results

•Second Quarter Revenue of $5.15 Billion, up 29% Year-Over-Year, 29% in Constant Currency
•Current Remaining Performance Obligation of Approximately $15.2 Billion, up 26% Year-Over-Year, 24% in Constant Currency
•Raises FY21 Revenue Guidance to Approximately $20.7 Billion to $20.8 Billion, up Approximately 21% to 22% Year-Over-Year
•Initiates Q3 FY21 Revenue Guidance of $5.24 Billion to $5.25 Billion, up Approximately 16% Year-Over-Year

SAN FRANCISCO, Calif. - August 25, 2020 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal second quarter ended July 31, 2020.

“It’s humbling to have had one of the best quarters in Salesforce’s history against the backdrop of multiple crises seriously affecting our communities around the world,” said Marc Benioff, Chair and CEO of Salesforce. “Salesforce was founded on our belief in stakeholder capitalism and our core values of trust, customer success, innovation and equality. Our success in the quarter brought all of this together with the power of our Customer 360 platform, the resilience of our business model, putting our customers first and doing our part to take care of all of our stakeholders. We know that together we have an opportunity to emerge from these times even stronger.”

Salesforce delivered the following results for its fiscal second quarter:

Revenue: Total second quarter revenue was $5.15 billion, an increase of 29% year-over-year, and 29% in constant currency. Subscription and support revenues for the quarter were $4.84 billion, an increase of 29% year-over-year. Professional services and other revenues for the quarter were $0.31 billion, an increase of 23% year-over-year.

Earnings per Share: Second quarter GAAP diluted earnings per share was $2.85, and non-GAAP diluted earnings per share was $1.44. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.55 based on a U.S. tax rate of 25% and non-GAAP diluted earnings per share by $0.58 based on a non-GAAP tax rate of 22%. GAAP diluted earnings per share was also benefited by $2.17 as the company changed its international corporate structure, which included the consolidation of intangible property, resulting in a $2 billion net tax benefit related to foreign deferred tax assets. Please note that this had no impact on Non-GAAP diluted earnings per share, as the company utilizes a fixed long-term projected non-GAAP tax rate, which generally excludes effects for discrete events.

Cash: Cash generated from operations for the second quarter was $0.43 billion, a decrease of 2% year-over-year. Total cash, cash equivalents and marketable securities ended the second quarter at $9.28 billion.

Remaining Performance Obligation: Remaining performance obligation ended the second quarter at approximately $30.6 billion, an increase of 21% year-over-year. Current remaining performance obligation ended the second quarter at approximately $15.2 billion, an increase of 26% year-over-year, 24% in constant currency.

As of August 25, 2020, the company is initiating its revenue guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, and current remaining performance obligation growth guidance for its third quarter of fiscal year 2021. As of August 25, 2020, the company is raising its revenue guidance, GAAP earnings per share guidance, non-GAAP earnings per share guidance, and operating cash flow guidance previously provided on May 28, 2020 for its full fiscal year 2021. Management will provide further commentary around these guidance assumptions on its earnings call, which is expected to occur on August 25, 2020 at 2:00 PM Pacific Time.

Our guidance assumes no change to the value of the company's strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q3 FY21 Guidance	Full Year FY21 Guidance
Revenue	$5.24 - $5.25 Billion	$20.7 - $20.8 Billion
Y/Y Growth	16%	21% - 22%
GAAP earnings per share	$0.03 - $0.04	$3.12 - $3.14
Non-GAAP earnings per share	$0.73 - $0.74	$3.72 - $3.74
Operating Cash Flow Growth (Y/Y)	N/A	~12% - 13%
Current Remaining Performance Obligation Growth (Y/Y)	~19%	N/A

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2021
	Q3	FY21
GAAP earnings per share range(1)(2)	$0.03 - $0.04	$3.12 - $3.14
Plus
Amortization of purchased intangibles	$0.30	$1.21
Stock-based expense	$0.61	$2.35
Less
Income tax effects and adjustments(3)	$(0.21)	$(2.96)
Non-GAAP diluted earnings per share(2)	$0.73 - $0.74	$3.72 - $3.74
Shares used in computing basic GAAP net income per share (millions)	911	907
Shares used in computing diluted Non-GAAP net income per share (millions)	937	929
(1) The company's GAAP tax provision is expected to be approximately (20%) for the three months ended October 31, 2020, and approximately (146%) for the year ended January 31, 2021. The GAAP tax rates may fluctuate due to discrete tax items and related effects in conjunction with certain provisions in the Tax Cuts and Jobs Act, future acquisitions or other transactions. The company changed its international corporate structure, which included the consolidation of intangible property, resulting in a $2 billion net tax benefit related to foreign deferred tax assets in the second quarter, and is reflected in the full year GAAP EPS guidance. This change had no impact on Non-GAAP earnings per share, as the company utilizes a fixed long-term projected Non-GAAP tax rate which generally excludes effects for discrete events.
(2) The company's projected GAAP and Non-GAAP diluted earnings per share assumes no change to the value of our strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicity traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material.
(3) The company’s Non-GAAP tax provision uses a long-term projected tax rate of 22.0%, which reflects currently available information and could be subject to change.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss its financial results with the investment community. A live webcast and replay details of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor.

About Salesforce
Salesforce is the global leader in Customer Relationship Management (CRM), bringing companies closer to their customers in the digital age. Founded in 1999, Salesforce enables companies of every size and industry to take advantage of powerful technologies—cloud, mobile, social, internet of things, artificial intelligence, voice and blockchain—to create a 360-degree view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth, environmental, social and governance goals, expected capital allocation, including mergers and acquisitions, capital expenditures and other investments, expectations regarding closing contemplated acquisitions and contributions from acquired companies. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the impact of, and actions we may take in response to, the COVID-19 pandemic, related public health measures and resulting economic downturn and market volatility; our ability to maintain service performance and security levels meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; the expenses associated with our data centers and third-party infrastructure providers; our ability to secure and costs related to additional data center capacity; our reliance on third-party hardware, software and platform providers; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; current and potential litigation involving us or our industry, including litigation involving acquired entities such as Tableau, and the resolution or settlement thereof; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including any efforts to expand our services beyond the CRM market; the success of our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; our ability to realize the benefits from strategic partnerships, joint ventures and investments; our ability to successfully integrate acquired businesses and technologies; our ability to compete in the market in which we participate; the success of our business strategy and our plan to build our business, including our strategy to be a leading provider of enterprise cloud computing applications and platforms; our ability to execute our business plans; our ability to continue to grow unearned revenue and remaining performance obligation; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; our ability to limit customer attrition and costs related to those efforts; the success of our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our dependency on the development and maintenance of the infrastructure of the Internet; our real estate and office facilities strategy and related costs and uncertainties; fluctuations in, and our ability to predict, our operating results and cash flows; the variability in our results arising from the accounting for term license revenue products; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; the impact of future gains or losses from our strategic investment portfolio including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to protect our intellectual property rights; our ability to develop our brands;

the impact of foreign currency exchange rate and interest rate fluctuations on our results; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; uncertainties regarding our tax obligations in connection with potential jurisdictional transfers of intellectual property, including the tax rate, the timing of the transfer and the value of such transferred intellectual property; uncertainties regarding the effect of general economic and market conditions; the impact of geopolitical events; uncertainties regarding the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; risks related to our 2023 and 2028 senior notes, revolving credit facility and loan associated with 50 Fremont; our ability to comply with our debt covenants and lease obligations; and the impact of climate change, natural disasters and actual or threatened public health emergencies, including the ongoing COVID-19 pandemic.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2020 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	$4,840	$3,745	$9,415	$7,241
Professional services and other	311	252	601	493
Total revenues	5,151	3,997	10,016	7,734
Cost of revenues (1)(2):
Subscription and support	1,013	727	1,979	1,405
Professional services and other	298	240	586	476
Total cost of revenues	1,311	967	2,565	1,881
Gross profit	3,840	3,030	7,451	5,853
Operating expenses (1)(2):
Research and development	898	607	1,757	1,161
Marketing and sales	2,275	1,824	4,665	3,521
General and administrative	489	375	991	737
Loss on settlement of Salesforce.org reseller agreement	0	166	0	166
Total operating expenses	3,662	2,972	7,413	5,585
Income from operations	178	58	38	268
Gains on strategic investments, net	682	109	874	390
Other expense	(21)	(3)	(26)	(12)
Income before benefit from (provision for) income taxes	839	164	886	646
Benefit from (provision for) income taxes (3)	1,786	(73)	1,838	(163)
Net income	$2,625	$91	$2,724	$483
Basic net income per share	$2.90	$0.12	$3.02	$0.62
Diluted net income per share	$2.85	$0.11	$2.96	$0.61
Shares used in computing basic net income per share	904	776	901	774
Shares used in computing diluted net income per share	922	795	919	795
(1)Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	$166	$62	$325	$123
Marketing and sales	118	65	230	133
(2)Amounts include stock-based expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	$63	$46	$115	$89
Research and development	184	98	350	179
Marketing and sales	253	199	476	376
General and administrative	78	45	141	87
(3)During the three months ended July 31, 2020 the Company recorded approximately $2.0 billion of benefit from income taxes due to a one-time discrete tax item from the recognition of deferred tax assets related to an intra-entity transfer of intangible property.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	19	18	20	18
Professional services and other	6	6	6	6
Total cost of revenues	25	24	26	24
Gross profit	75	76	74	76
Operating expenses (1)(2):
Research and development	18	15	17	15
Marketing and sales	44	46	47	45
General and administrative	10	9	10	10
Loss on settlement of Salesforce.org reseller agreement	0	4	0	2
Total operating expenses	72	74	74	72
Income from operations	3	2	0	4
Gains on strategic investments, net	13	2	9	5
Other expense	0	0	0	(1)
Income before benefit from (provision for) income taxes	16	4	9	8
Benefit from (provision for) income taxes	35	(2)	18	(2)
Net income	51%	2%	27%	6%

(1)Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	3%	2%	3%	2%
Marketing and sales	2	2	2	2

(2)Amounts include stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	1%	1%	1%	1%
Research and development	4	2	4	2
Marketing and sales	5	5	5	5
General and administrative	1	1	1	1

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$4,052	$4,145
Marketable securities	5,231	3,802
Accounts receivable, net	3,445	6,174
Costs capitalized to obtain revenue contracts, net	948	926
Prepaid expenses and other current assets	1,170	916
Total current assets	14,846	15,963
Property and equipment, net	2,528	2,375
Operating lease right-of-use assets, net	2,985	3,040
Noncurrent costs capitalized to obtain revenue contracts, net	1,309	1,348
Strategic investments	2,555	1,963
Goodwill	26,301	25,134
Intangible assets acquired through business combinations, net	4,676	4,724
Deferred tax assets and other assets, net	2,580	579
Total assets	$57,780	$55,126
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$3,485	$3,433
Operating lease liabilities, current	767	750
Unearned revenue	8,711	10,662
Total current liabilities	12,963	14,845
Noncurrent debt	2,673	2,673
Noncurrent operating lease liabilities	2,407	2,445
Other noncurrent liabilities	1,297	1,278
Total liabilities	19,340	21,241
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	33,922	32,116
Accumulated other comprehensive loss	(68)	(93)
Retained earnings	4,585	1,861
Total stockholders’ equity	38,440	33,885
Total liabilities and stockholders’ equity	$57,780	$55,126

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Operating activities:
Net income	$2,625	$91	$2,724	$483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	649	457	1,307	894
Amortization of costs capitalized to obtain revenue contracts, net	250	217	497	426
Expenses related to employee stock plans	578	388	1,082	731
Loss on settlement of Salesforce.org reseller agreement	0	166	0	166
Gains on strategic investments, net	(682)	(109)	(874)	(390)
Tax benefit from intra-entity transfer of intangible property	(2,003)	0	(2,003)	0
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(349)	(146)	2,745	2,628
Costs capitalized to obtain revenue contracts, net	(455)	(173)	(480)	(297)
Prepaid expenses and other current assets and other assets	(203)	28	(214)	(69)
Accounts payable and accrued expenses and other liabilities	693	293	(64)	(252)
Operating lease liabilities	(209)	(182)	(412)	(346)
Unearned revenue	(465)	(594)	(2,020)	(1,573)
Net cash provided by operating activities	429	436	2,288	2,401
Investing activities:
Business combinations, net of cash acquired	(1,154)	(423)	(1,257)	(433)
Purchases of strategic investments	(232)	(62)	(574)	(221)
Sales of strategic investments	51	71	652	265
Purchases of marketable securities	(1,681)	(772)	(2,515)	(1,506)
Sales of marketable securities	207	375	544	461
Maturities of marketable securities	330	137	557	193
Capital expenditures	(114)	(178)	(437)	(337)
Net cash used in investing activities	(2,593)	(852)	(3,030)	(1,578)
Financing activities:
Proceeds from employee stock plans	466	152	724	371
Principal payments on financing obligations	(24)	(134)	(72)	(145)
Repayments of debt	(1)	(201)	(2)	(202)
Net cash provided by (used in) financing activities	441	(183)	650	24
Effect of exchange rate changes	3	(1)	(1)	(6)
Net increase (decrease) in cash and cash equivalents	(1,720)	(600)	(93)	841
Cash and cash equivalents, beginning of period	5,772	4,110	4,145	2,669
Cash and cash equivalents, end of period	$4,052	$3,510	$4,052	$3,510

salesforce.com, inc.
Additional Metrics
(Unaudited)

	July 31, 2020	April 30, 2020	January 31, 2020	October 31, 2019	July 31, 2019	April 30, 2019
Full time equivalent headcount (1)	54,255	51,613	49,703	47,677	40,571	37,485
Financial data (in millions):
Cash, cash equivalents and marketable securities (2)	$9,283	$9,802	$7,947	$6,529	$6,042	$6,379
Strategic investments (3)	2,555	1,902	1,963	1,760	1,614	1,548
Operating lease liabilities	3,174	3,164	3,195	3,270	3,047	3,058
Principal due on the Company's outstanding debt obligations (4)	2,692	2,693	2,694	2,845	2,996	3,197
Net cash provided by operating activities	429	1,859	1,632	298	436	1,965
Capital expenditures	114	323	136	170	178	159
(1) Full time equivalent headcount includes 5,231 from third quarter fiscal 2020 acquisitions.
(2) The Company paid approximately $1.2 billion of cash consideration in connection with the acquisition of Vlocity, Inc. in June 2020.
(3)  In July 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $617 million for the three months ended July 31, 2020.
(4)  The Company repaid $200 million, $150 million and $150 million of the 2021 Term Loan in June 2019, October 2019 and November 2019, respectively.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of July 31, 2020 (1)	$15.2	$15.4	$30.6
As of April 30, 2020 (2)	14.5	14.8	29.3
As of January 31, 2020 (3)	15.0	15.8	30.8
As of October 31, 2019 (4)	12.8	13.1	25.9
As of July 31, 2019	12.1	13.2	25.3
(1) Includes approximately $750 million of remaining performance obligation related to the Tableau acquisition in August 2019.
(2) Includes approximately $700 million of remaining performance obligation related to the Tableau acquisition.
(3) Includes approximately $650 million of remaining performance obligation related to the Tableau acquisition.
(4) Includes approximately $550 million of remaining performance obligation related to the Tableau acquisition.

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Unearned revenue, beginning of period	$9,112	$7,585	$10,662	$8,564
Billings and other (1)	4,632	3,396	7,937	6,110
Contribution from contract asset	54	7	59	51
Revenue recognized ratably over time	(4,657)	(3,736)	(9,110)	(7,223)
Revenue recognized over time as delivered	(190)	(174)	(381)	(346)
Revenue recognized at a point in time	(304)	(87)	(525)	(165)
Unearned revenue from business combinations	64	151	69	151
Unearned revenue, end of period	$8,711	$7,142	$8,711	$7,142
(1) Other includes, for example, the impact of foreign currency translation.
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Sales Cloud	$1,279	$1,130	$2,524	$2,203
Service Cloud	1,303	1,087	2,555	2,107
Salesforce Platform and Other (1)	1,512	912	2,876	1,754
Marketing and Commerce Cloud	746	616	1,460	1,177
	$4,840	$3,745	$9,415	$7,241
(1) Includes approximately $375 million and $648 million of revenue for the three months and six months ended July 31, 2020, respectively, contributed from the August 2019 acquisition of Tableau.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Americas	$3,596	$2,816	$6,966	$5,433
Europe	1,070	786	2,104	1,541
Asia Pacific	485	395	946	760
	$5,151	$3,997	$10,016	$7,734

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Americas	70%	70%	70%	70%
Europe	21	20	21	20
Asia Pacific	9	10	9	10
	100%	100%	100%	100%
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into

United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates were as follows:

	Three Months Ended July 31, 2020 compared to Three Months Ended July 31, 2019	Three Months Ended April 30, 2020 compared to Three Months Ended April 30, 2019	Three Months Ended July 31, 2019 compared to Three Months Ended July 31, 2018
Americas	28%	29%	20%
Europe	38%	41%	30%
Asia Pacific	23%	28%	27%
Total growth	29%	31%	23%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates were as follows:

	July 31, 2020 compared to July 31, 2019	April 30, 2020 compared to April 30, 2019	July 31, 2019 compared to July 31, 2018
Total growth	24%	24%	25%

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in millions)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
GAAP net cash provided by operating activities	$429	$436	$2,288	$2,401
Capital expenditures (1)	(114)	(178)	(437)	(337)
Free cash flow	$315	$258	$1,851	$2,064
(1) Capital expenditures for the six months ended July 31, 2020 includes the Company's purchase of the property located at 450 Mission St. in San Francisco ("450 Mission") in March 2020 for approximately $150 million.
Supplemental Strategic Investment Information
Gains on strategic investments, net
All fair value adjustments of the Company's publicly traded and privately held equity investments are recorded through the statements of operations. Therefore, the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events, such as an initial public offering. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or fiscal year.
Gains and losses recognized on strategic investments were as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Unrealized gains recognized on publicly traded equity securities, net	$623	$66	$623	$216
Unrealized gains (losses) recognized on privately held equity securities, net	14	0	(24)	122
Realized gains on sales of equity securities, net	49	43	288	62
Losses on debt securities, net	(4)	0	(13)	(10)
Gains on strategic investments, net	$682	$109	$874	$390

In July 2020, one of the Company’s strategic investments completed its initial public offering, resulting in an unrealized gain of $617 million for the three months ended July 31, 2020.
Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	July 31, 2020	January 31, 2020
2023 Senior Notes	April 2018	April 2023	$995	$995
2028 Senior Notes	April 2018	April 2028	1,490	1,489
Loan assumed on 50 Fremont	February 2015	June 2023	191	193
Total carrying value of debt			2,676	2,677
Less current portion of debt			(3)	(4)
Total noncurrent debt			$2,673	$2,673

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP gross profit
GAAP gross profit	$3,840	$3,030	$7,451	$5,853
Plus:
Amortization of purchased intangibles (1)	166	62	325	123
Stock-based expense (2)	63	46	115	89
Non-GAAP gross profit	$4,069	$3,138	$7,891	$6,065
Non-GAAP operating expenses
GAAP operating expenses	$3,662	$2,972	$7,413	$5,585
Less:
Amortization of purchased intangibles (1)	118	65	230	133
Stock-based expense (2)	515	342	967	642
Non-GAAP operating expenses	$3,029	$2,565	$6,216	$4,810
Non-GAAP income from operations
GAAP income from operations	$178	$58	$38	$268
Plus:
Amortization of purchased intangibles (1)	284	127	555	256
Stock-based expense (2)	578	388	1,082	731
Non-GAAP income from operations	$1,040	$573	$1,675	$1,255
Non-GAAP net income
GAAP net income	$2,625	$91	$2,724	$483
Plus:
Amortization of purchased intangibles (1)	284	127	555	256
Stock-based expense (2)	578	388	1,082	731
Income tax effects and adjustments	(2,160)	(80)	(2,393)	(205)
Non-GAAP net income	$1,327	$526	$1,968	$1,265

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP diluted net income per share
GAAP diluted net income per share	$2.85	$0.11	$2.96	$0.61
Plus:
Amortization of purchased intangibles	0.30	0.16	0.60	0.32
Stock-based expense	0.63	0.49	1.18	0.92
Income tax effects and adjustments	(2.34)	(0.10)	(2.60)	(0.26)
Non-GAAP diluted net income per share	$1.44	$0.66	$2.14	$1.59
Shares used in computing Non-GAAP diluted net income per share	922	795	919	795

(1)Amortization of purchased intangibles was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	$166	$62	$325	$123
Marketing and sales	118	65	230	133
	$284	$127	$555	$256

(2)Stock-based expense was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenues	$63	$46	$115	$89
Research and development	184	98	350	179
Marketing and sales	253	199	476	376
General and administrative	78	45	141	87
	$578	$388	$1,082	$731

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
GAAP Basic Net Income Per Share
Net income	$2,625	$91	$2,724	$483
Basic net income per share	$2.90	$0.12	$3.02	$0.62
Shares used in computing basic net income per share	904	776	901	774

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$1,327	$526	$1,968	$1,265
Non-GAAP basic net income per share	$1.47	$0.68	$2.18	$1.63
Shares used in computing Non-GAAP basic net income per share	904	776	901	774

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
GAAP Diluted Net Income Per Share
Net income	$2,625	$91	$2,724	$483
Diluted net income per share	$2.85	$0.11	$2.96	$0.61
Shares used in computing diluted net income per share	922	795	919	795

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$1,327	$526	$1,968	$1,265
Non-GAAP diluted net income per share	$1.44	$0.66	$2.14	$1.59
Shares used in computing Non-GAAP diluted net income per share	922	795	919	795

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, free cash flow and constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q2 FY21 financial statements and for its non-GAAP estimates for Q3 and FY21:

•Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2020, the company used a projected non-GAAP tax rate of 22.5%. For fiscal

2021, the company uses a projected non-GAAP tax rate of 22.0%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as the rate as appropriate.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures includes the cash consideration related to the purchase of 450 Mission in March 2020, but does not include our strategic investments.